Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement	Registration Number	Description
Form S-8	333-98335	The J. M. Smucker Company Amended and Restated 1998 Equity and Performance Incentive Plan
Form S-8	333-116622	Amended and Restated 1986 Stock Option Incentive Plan of The J. M. Smucker Company
Amended and Restated 1989 Stock-Based Incentive Plan of The J. M. Smucker Company
Amended and Restated 1997 Stock-Based Incentive Plan of The J. M. Smucker Company
Form S-8	333-137629	The J. M. Smucker Company 2006 Equity Compensation Plan
Form S-8	333-139167	The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan
Form S-8	333-170653	The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan
The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan
Form S-3	333-177279	Automatic Shelf Registration Statement
Form S-3	333-197428	Automatic Shelf Registration Statement
Form S-3	333-220696	Automatic Shelf Registration Statement
Form S-3	333-249173	Automatic Shelf Registration Statement

of our reports dated June 17, 2021, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company included in this Annual Report (Form 10-K) of The J. M. Smucker Company for the year ended April 30, 2021.

/s/ Ernst & Young LLP

Akron, Ohio
June 17, 2021